Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2021, in Amendment No. 3 to the Registration Statement (Form F-4 No. 333-258915) and related prospectus of Alpha Tau Medical Ltd., with respect to the consolidated financial statements of Alpha Tau Medical Ltd. as of December 31, 2020.

Tel Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER

January 5, 2022	A Member of Ernst & Young Global